UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 12, 2014

iMedicor, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-52765	95-4696799
(Commission File Number)	(IRS Employer Identification No.)

13506 Summerport Village Parkway #160, Windermere, FL	34786
(Address of Principal Executive Offices)	(Zip Code)

407-505-8934
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company and Mr. John Schneller mutually agreed to terminate Mr. Schneller’s employment by the Company as Chief Financial Officer, effective as of the close of business on December 12, 2014.  Mr. Schneller also resigned as a Director of the Company at the same time.

In addition Mr. Dan Warner resigned as a Director of the Company effect at the close of business December, 19, 2014.

We appreciate the contributions they made to the company while they were here and wish both Mr. Warner and Mr. Schneller much success in their new endeavors.

ABOUT IMEDICOR

iMedicor Inc. builds portal-based, virtual work and learning environments for the healthcare and related industries. iMedicor’s focus is twofold: (1) its web-based portal which allows physicians and other healthcare providers to exchange patient specific healthcare information via the Internet while maintaining compliance with all Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) regulations, and its web-based portal adjunct which provides for direct communications between pharmaceutical companies and physicians for the dissemination of information on new drugs without the costs related to direct sales forces and (2) consultation with medical and dental care providers and their staffs to assist them to become “Meaningful Use” compliant and ultimately qualify for federal incentive funds.

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For more information contact:  Robert McDermott, President, iMedicor, Inc. at 13506 Summerport Village Parkway #160, Windermere, FL 34786 or 407-505-8934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

iMEDICOR, INC.
(Registrant)

Dated: January 9, 2015	By:	/s/ Robert McDermott
Robert McDermott
President and Chief Executive Officer

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